SUPERIOR ENERGY SERVICES, INC.                                1105 Peters Road
                                                       Harvey, Louisiana 70058
                                                                (504) 362-4321
                                                           Fax: (504) 362-1818
                                                                   NASDAQ:SESI

FOR IMMEDIATE RELEASE         FOR FURTHER INFORMATION CONTACT:
                              Terence Hall, CEO: Robert Taylor, CFO: Guy Cook,
                              Investor Relations, 504-362-4321

          SUPERIOR ENERGY ANNOUNCES FOURTH QUARTER AND 1999 RESULTS

(Harvey, LA, February 29, 2000) Superior Energy Services, Inc. (NASDAQ: SESI) today announced earnings for the fourth quarter and twelve months ended December 31, 1999.

On July 15, 1999, Cardinal Holding Corp. merged with and into a wholly-owned Superior subsidiary. The merger was treated for accounting purposes as an acquisition of Superior by Cardinal and, accordingly, all historical numbers presented herein for periods prior to July 15, 1999 represent the results of Cardinal on a stand alone basis. The results of the fourth quarter ended December 31, 1999 include three months of Cardinal and Superior as well as two months of Production Management which was acquired November 1, 1999. The results for the quarter ended December 31, 1998 are Cardinal alone. The results for the twelve months ended December 31, 1999 include twelve months of Cardinal, five and a half months of Superior and two months of Production Management. The results for the twelve months ended December 31, 1998 are Cardinal alone. Analyzing prior period results to determine or estimate the combined operating potential will be difficult at best and perhaps meaningless given the fact that Cardinal, prior to the merger, incurred substantial non-cash and extraordinary charges during the last few years associated with a reorganization and recapitalization. Beginning in the first quarter of 2000, the Company's financial results will include Superior, Cardinal and Production Management for the entire quarter.

For the quarter ended December 31, 1999, revenues were $44.1 million resulting in net income of $1.8 million or $0.03 diluted earnings per share.

For the twelve months ended December 31, 1999, the company generated revenues of $113.1 million resulting in a loss before extraordinary charges of $2 million or $0.05 diluted loss per share. Assuming the merger had been in place for the full twelve months ended December 31, 1999 the revenues, income before extraordinary loss and diluted earnings per share before extraordinary loss would have been $185.6 million, $920,000 and $0.02, respectively.

Commenting on the results, Terence E. Hall, President and Chief Executive Officer, stated, "Industry conditions steadily improved in the fourth quarter until holiday interruptions and adverse weather set in during the last weeks of December. All of our business segments improved accordingly. We successfully completed the integration of Cardinal and closed the previously announced Production Management acquisition. The combined company is heavily focused on providing a complete package of production related services to our customers and is well positioned to take advantage of the expected recovery in 2000."

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 1999 AND 1998
(in thousands, except earnings per share amounts)


                                              Three  Months                   Twelve  Months
                                           1999            1998            1999            1998
                                        ---------       ---------       ---------       ---------
Revenues                                $  44,102       $  24,567       $ 113,076       $  82,223
                                        ---------       ---------       ---------       ---------

Costs and expenses:
  Cost of services                         24,737          11,997          67,364          43,938
  Depreciation and amortization             4,400           2,115          12,625           6,522
  General and administrative                9,144           4,398          23,071          16,205
                                        ---------       ---------       ---------       ---------

     Total costs and expenses              38,281          18,510         103,060          66,665
                                        ---------       ---------       ---------       ---------

Income from operations                      5,821           6,057          10,016          15,558

Other income (expense):
  Interest expense                         (2,993)         (3,611)        (12,969)        (13,206)
  Interest income                             168              --             308              --
                                        ---------       ---------       ---------       ---------

Income (loss) before income taxes and
      extraordinary loss                    2,996           2,446          (2,645)          2,352

Income tax provision (benefit)              1,194           1,082            (611)          1,149

Income (loss) before extraordinary loss     l,802           1,364          (2,034)          1,203

   Extraordinary loss, net of income tax
     benefit                                   --              --          (4,514)        (10,885)
                                        ---------       ---------       ---------       ---------

Net income (loss)                       $   1,802       $   1,364       $  (6,548)      $  (9,682)
                                        =========       =========       =========       =========

Basic earnings (loss) per share:
  Earnings (loss) before extraordinary
     loss                               $    0.03       $    0.05       $   (0.05)      $    0.04
  Extraordinary loss                           --              --           (0.10)          (0.36)
                                        ---------       ---------       ---------       ---------
  Earnings (loss) per share             $    0.03       $    0.05       $   (0.15)      $   (0.32)
                                        =========       =========       =========       =========

Diluted earnings (loss) per share:
  Earnings (loss) before extraordinary
     loss                               $    0.03       $    0.05       $   (0.05)      $    0.04
  Extraordinary loss                           --              --           (0.10)          (0.36)
                                        ---------       ---------       ---------       ---------
  Earnings (loss) per share             $    0.03       $    0.05       $   (0.15)          (0.32)
                                        =========       =========       =========       =========

Weighted average common shares used
  in computing earnings per share:
    Basic                                  59,598          30,240          43,810          30,240
                                        =========       =========       =========       =========
    Diluted                                60,024          30,240          43,810          30,240
                                        =========       =========       =========       =========

CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
(in thousands)

                                                              12/31/99        12/31/98
                                                              ---------       ---------
ASSETS
Current assets                                                $  56,122       $  26,027
Property, plant and equipment - net                             134,723          60,328
Goodwill - net                                                   78,641          17,163
Note receivable                                                   8,898              --
Other assets - net                                                3,871           4,443
                                                              ---------       ---------
        Total assets                                          $ 282,255       $ 107,961
                                                              =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities                                           $  30,917       $  22,694
Long-term debt, less current portion                            117,459         120,210
Deferred income taxes                                            12,392           4,997
Stockholders' equity (deficit)                                  121,487         (39,940)
                                                              ---------       ---------
        Total liabilities and stockholders' equity (deficit)  $ 282,255       $ 107,961
                                                              =========       =========